 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SCORPIUS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

627 Davis Drive, Suite 300
Morrisville, North Carolina 27560

December 19, 2024

Notice of SPECIAlMeeting of Stockholders

To the Stockholders of Scorpius Holdings, Inc.:

We hereby notify you that a special meeting of stockholders (the “Special Meeting”) of Scorpius Holdings, Inc., a Delaware corporation (the “Company”), will be held on January 16, 2025 beginning at 10:00 a.m. Eastern Time, at the Company’s offices, 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560, for the following purposes:

(1)	to approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, in substantially the form attached to the accompanying proxy statement as Appendix A, at the discretion of our Board of Directors (the “Board of Directors”), to effect a reverse stock split with respect to the Company’s issued and outstanding shares of common stock, par value $0.0002 per share (“Common Stock”), including stock held by the Company as treasury shares, at a ratio of 1-for-5 to 1-for-35 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment (the “Reverse Stock Split Proposal”);
(2)	to approve, for purposes of complying with the NYSE American LLC (the “NYSE American”) listing rules, of the issuance of 20% or more of the Company’s issued and outstanding common stock as of December 5, 2024 pursuant to a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), dated December 5, 2024, including upon the conversion of the senior secured convertible notes issued pursuant to the Purchase Agreement and the exercise of warrants issued or issuable pursuant to the Purchase Agreement (the “Share Issuance Proposal”); and
(3)	to approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal or the Share Issuance Proposal.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on December 13, 2024 (the “Record Date”) as the record date for determining those stockholders who are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement of the Special Meeting. The list of the stockholders of record as of the close of business on the Record Date will be made available for inspection at the meeting and will be available for the ten days preceding the meeting at the Company’s offices located at 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560 during ordinary business hours for any purpose germane to the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE Special MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 16, 2025

On or about December 19, 2024, we will begin mailing the proxy statement. This Notice of Special Meeting of Stockholders and the proxy statement are available at www.scorpiusbiologics.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE Special MEETING IN PERSON, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS AND SUCH MATERIALS WILL BE SENT TO YOU.

By order of the Board of Directors,

/s/ Jeffrey Wolf
Jeffrey Wolf
Chairman, Chief Executive Officer and President

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627 Davis Drive, Suite 300
Morrisville, North Carolina 27560

PROXY STATEMENT

For the Special Meeting of Stockholders to be held on JANUARY 16, 2025

General Information

We are providing these proxy materials to holders of shares of common stock, $0.0002 par value per share (“Common Stock”), of Scorpius Holdings, Inc., a Delaware corporation (referred to as “Scorpius,” the “Company,” “we,” or “us” and formerly known as NightHawk Biosciences, Inc. and as Heat Biologics, Inc.), in connection with the solicitation by the Board of Directors of Scorpius (the “Board of Directors” or the “Board”) of proxies to be voted at our special meeting of stockholders (the “Special Meeting”) to be held on January 16, 2025, beginning at 10:00 a.m. Eastern Time at Scorpius’ offices located at 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560, and at any adjournment or postponement of the Special Meeting. This proxy statement is being distributed and made available to our stockholders starting on or about December 19, 2024. The purpose of the Special Meeting and the matters to be acted on are summarized below. No other business will come before the Special Meeting.

Agenda Item	Board Vote Recommendation	Page Reference
Reverse Stock Split Proposal	FOR	6
Share Issuance Proposal	FOR	18
Adjournment Proposal	FOR	21

Even if you plan to attend the Special Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the Special Meeting.

Special Meeting Admission

Only stockholders as of December 13, 2024 (the “Record Date”) may attend the Special Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Stock on the Record Date. Such evidence of ownership can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you will be required to present proof of your ownership of our Common Stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the Special Meeting.

No cameras, recording equipment or electronic devices will be permitted in the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE SPEcial meeting

Q:	What information is contained in the proxy statement?
A:	The information included in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information.
Q:	How do I get electronic access to the proxy materials?
A:	This proxy statement is available at www.scorpiusbiologics.com.
Q:	What items of business will be voted on at the Special Meeting?
A:

The three (3) items of business to be voted on at the Special Meeting are:

(1)    Reverse Stock Split Proposal. The approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), in the form attached to the proxy statement as Appendix A, at the discretion of the Board of Directors of the Company, to effect a reverse stock split (the “Reserve Stock Split”) with respect to the Company’s issued and outstanding Common Stock, including stock held by the Company as treasury shares, at a ratio of 1-for-5 to 1-for-35 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment (the “Reverse Stock Split Proposal” or “Proposal 1);

(2)    Share Issuance Proposal. The approval, for purposes of complying with the NYSE American LLC (the “NYSE American”) listing rules, of the issuance of 20% or more of the Company’s issued and outstanding common stock as of December 5, 2024 pursuant to a securities purchase agreement with the Investors, dated December 5, 2024, including upon the conversion of the senior secured convertible notes and the exercise of warrants issued or issuable to the Investors (the “Share Issuance Proposal” or “Proposal 2”); and

(3)    Adjournment Proposal. the approval of an adjournment of the Special Meeting to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of Proposal 1 or Proposal 2 (the “Adjournment Proposal” or “Proposal 3”).

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Q:	How does the Board of Directors recommend that I vote?
A:	The Board of Directors recommends that you vote your shares: (1) FOR the Reverse Stock Split Proposal; (2) FOR the Share Issuance Proposal; and (3) FOR the Adjournment Proposal.

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Q:	What shares can I vote?
A:

You may vote or cause to be voted all shares owned by you as of the close of business on the Record Date, December 13, 2024. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

As of the Record Date, there were 4,868,268 shares of Common Stock outstanding and entitled to vote. Holders are entitled to one vote for each share of Common Stock outstanding as of the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name on the books of Scorpius maintained with Scorpius’ transfer agent, Continental Stock Transfer & Trust Company, you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote in person at the Special Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

Q:	What happens if I do not vote?
A:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers, banks and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker, bank or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote.

Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that the NYSE will treat the Reverse Stock Split Proposal (Proposal 1) and the Adjournment Proposal (Proposal 3) as routine matters, and the Share Issuance Proposal (Proposal 2) as a non-routine matter. This belief is based on preliminary guidance from the NYSE and may be incorrect or change before the Special Meeting. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been distributed. As such, it is important that you provide voting instructions to your broker, bank, or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

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Q:	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?
A:	All shares held by record holders entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Special Meeting, will be voted in accordance with the instructions given. In the absence of such instructions, shares will be voted as recommended by the Board.
Q:	How do I vote?
A:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Special Meeting. If you choose to have your shares voted by proxy, you may submit a proxy over the internet, via telephone or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the Special Meeting in accordance with your instructions.

The procedures for voting are fairly simple:

Submit a Proxy by Mail. If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a Proxy by Internet. If you choose to submit a proxy by internet, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions. Your internet vote must be received by 11:59 p.m. Eastern Time on January 15, 2025 to be counted.

Submit a Proxy by Telephone. If you choose to submit a proxy by telephone, call 1-800-690-6903. Have your proxy card in hand when you call and follow the instructions. Your telephonic vote must be received by 11:59 p.m. Eastern Time on January 15, 2025 to be counted.

Vote at the Special Meeting. Submitting a proxy by mail, internet or telephonically will not limit your right to vote at the Special Meeting if you decide to attend the Special Meeting and vote in person.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet and telephone voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee.

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Q:	Can I change my vote or revoke my proxy?
A:

Stockholder of Record: Shares Registered in Your Name

You may change your vote or revoke your proxy at any time before the final vote at the Special Meeting. To change your vote or revoke your proxy if you are the record holder, you may

(1)    notify our Corporate Secretary in writing at Scorpius Holdings, Inc., 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560;

(2)    submit a later-dated proxy (either by mail, internet or telephone), subject to the voting deadlines that are described on the proxy card;

(3)    deliver to our Corporate Secretary another duly executed proxy bearing a later date; or

(4)    vote your shares in person at the Special Meeting.

Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request. The last vote received chronologically will supersede any prior votes.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

For shares you hold beneficially, you may change your vote by following the instructions provided by your broker, bank or nominee.

Q:	What is a quorum and why is it necessary?
A:	Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of one-third of our shares of Common Stock outstanding and entitled to vote on the Record Date are necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or, in the case of a beneficial owner, one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Special Meeting in person. Broker non-votes (which result when your shares are held in “street name”, and you do not tell the nominee how to vote your shares and the nominee does not have discretion to vote such shares) are treated as present for purposes of determining whether a quorum is present at the meeting. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the meeting present at the meeting in person or represented by proxy, by majority vote, may adjourn the meeting to another date.
Q:	What is the voting requirement to approve each of the proposals?
A.

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes
Proposal 1: Reverse Stock Split Proposal.	The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required	“FOR” “AGAINST” “ABSTAIN”	No effect	Not applicable

Proposal 2: Share Issuance Proposal.	The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	No effect.	No effect

Proposal 3: Adjournment Proposal.	The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	No effect	Not applicable

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Q:	What should I do if I receive more than one proxy statement?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.
Q:	Where can I find the voting results of the Special Meeting?
A:	We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Q:	Who will count the votes?
A:	One or more inspectors of election will tabulate the votes.
Q:	Is my vote confidential?
A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Scorpius or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.
Q:	Who will bear the cost of soliciting votes for the Special Meeting?
A:	The Board of Directors is making this solicitation on behalf of Scorpius, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies for this Special Meeting. We will pay D.F. King & Co., Inc. fees of not more than $15,000 plus expense reimbursement for its services.
Q.	Who can help answer my questions?
A.	If you have any questions about the Special Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Scorpius Holdings, Inc., at 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560 or by phone at (919) 240-7133. You can also contact D.F. King & Co., Inc. toll-free at (866) 796-7184 with any questions you may have regarding our proposals.

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PROPOSAL 1

APPROVAL OF THE AMENDMENT
TO THE COMPANY’S CHARTER
TO EFFECT THE REVERSE STOCK SPLIT

The Board of Directors has adopted a resolution setting forth a proposed amendment to the Charter, to effect a reverse stock split of the issued and outstanding shares of Common Stock, a copy of which is set forth in the certificate of amendment annexed to this proxy statement as Appendix A, declared such amendment advisable, and is recommending that our stockholders approve such proposed amendment. Such amendment will be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable. Holders of the Common Stock are being asked to approve the proposal that Article IV of the Charter be amended to effect a reverse stock split of the Common Stock at a ratio in the range of one (1) share of Common Stock for every five (5) shares of Common Stock to one (1) share of Common Stock for every thirty five (35) shares of Common Stock. If the Reverse Stock Split is approved by our stockholders and if a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the Charter will effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock. If the Board of Directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of the Special Meeting, this vote will be of no further force and effect, and the Board will again seek stockholder approval before implementing any reverse stock split after that time. The Board of Directors may abandon the proposed amendment to effect the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

As of the Record Date, the Company had 4,868,268 shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-20 the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 243,413 shares. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock, and the continued listing requirements and policies of the NYSE American and the other national securities exchanges. Some of the factors the Board considered in determining the Reverse Stock Split Ratio range, included, but was not limited to, the following: the historical trading price and trading volume of the Common Stock; the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

The Reverse Stock Split, if effected, will not change the number of authorized shares of Common Stock or Preferred Stock, or the par value of Common Stock or Preferred Stock; however, effecting the Reverse Stock Split will provide for additional shares of authorized but unissued shares of Common Stock. As of the date of this proxy statement, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current financing plans and issuances under our share incentive plans, and we do not have any current plans, arrangements or understandings relating to the issuance of the additional shares of authorized Common Stock that will become available for issuance following the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in asking for authority to effect a reverse split is to increase the per-share trading price of our Common Stock and in order to maintain compliance with the requirements and policies of the NYSE American. On June 14, 2024, we received notice from NYSE Regulation that it had suspended trading of our Common Stock and determined to commence proceedings to delist our Common Stock from the NYSE American as a result of its determination that we are no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide (the “Guide”) due to the low selling price of our Common Stock. On July 17, 2024, we effected a 1-for-200 reverse stock split of our outstanding shares of Common Stock. On July 29, 2024, the NYSE American notified us that it had withdrawn its delisting determination and our Common Stock resumed trading on the NYSE American on Friday, August 2, 2024. There can be no assurance that the market price of our Common Stock will remain at a level that will be sufficient to meet any requirements and policies of the NYSE American or that our Common Stock will remain listed on the NYSE American.

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The Board further believes that the current low per share market price of our Common Stock has a negative effect on the marketability of our existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. The Board anticipates that a Reverse Stock Split will result in a higher bid price for the Common Stock, which may help to alleviate some of these problems.

The Board of Directors believes that the failure of stockholders to approve the Reverse Stock Split Proposal could prevent the market price of our Common Stock from remaining at a level that will be sufficient to meet any requirements and policies of the NYSE American and could inhibit our ability to conduct capital raising activities, among other things. If the NYSE American delists the Common Stock, then the Common Stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that the NYSE American has. In that event, interest in Common Stock may decline and certain institutions may not have the ability to trade in the Common Stock, all of which could have a material adverse effect on the liquidity or trading volume of the Common Stock. If the Common Stock becomes significantly less liquid due to delisting from the NYSE American, our stockholders may not have the ability to liquidate their investments in the Common Stock as and when desired and we believe our ability to maintain analyst coverage, attractive investor interest, and have access to capital may become significantly diminished as a result.

We expect that a Reverse Stock Split of the Common Stock will increase the market price of our Common Stock. However, the effect of a Reverse Stock Split on the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization. The market price of our Common Stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

If the stockholders approve the Reverse Stock Split Proposal and the Board of Directors determines to implement the Reverse Stock Split, we will file a certificate of amendment to amend the existing provision of our Charter to effect the Reverse Stock Split. The text of the form of proposed amendment is set forth in the certificate of amendment to the Charter, which is annexed to this proxy statement as Appendix A.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Reverse Stock Split Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except those stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares determined in the manner set forth below under the heading “Fractional Shares.” After the Reverse Stock Split, each share of the Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if approved by the stockholders and implemented by the Company, current stockholders will hold fewer shares of Common Stock.

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If the Board decides to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective time of the Reverse Stock Split, additional details regarding the Reverse Stock Split (including the final Reverse Stock Split Ratio, as determined by the Board). By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to determine not to proceed with, and to defer or to abandon, the Reverse Stock Split, in the Board’s sole discretion. In determining whether to implement the Reverse Stock Split following receipt of stockholder approval of the Reverse Stock Split, and which Reverse Stock Split Ratio to implement, if any, the Board may consider, among other things, various factors, such as:

•	our ability to maintain our listing on the NYSE American;
•	the historical trading price and trading volume of the Common Stock;
•	the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short and long term;
•	which Reverse Stock Split Ratio would result in the greatest overall reduction in our administrative costs; and
•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

To increase the per share price of our Common stock

As discussed above, the main objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of the Common Stock primarily to maintain compliance with the listing standards and policies of the NYSE American. However, there can be no assurance that the market price of our Common Stock will remain at a level that will be sufficient to meet any requirements and policies of the NYSE American or that our Common Stock will remain listed on the NYSE American. The NYSE American has discretion in determining whether or not to allow a company to stay listed with a low stock price. In the event that we are not successful in maintaining the listing of our Common Stock on the NYSE American, we intend to seek a listing on another national securities exchange, which will also require that the per share trading price of our Common Stock be higher than our current per share trading price. In addition, our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security.

To potentially improve the liquidity of the Common Stock

A Reverse Stock Split could allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Common Stock and potentially decreasing the volatility of the Common Stock if institutions become long-term holders of the Common Stock. A Reverse Stock Split could help increase analyst and broker interest in the Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a Reverse Stock Split negatively since it reduces the number of shares of Common Stock available in the public market

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To increase the number of additional shares issuable under the Company’s charter

A Reverse Stock Split will reduce the nominal number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of Company warrants or options and conversion of our outstanding convertible note, while leaving the number of shares authorized and issuable under our Charter unchanged. A Reverse Stock Split will therefor effectively increase the number of shares of the Common Stock that we are able to issue. This effective increase will facilitate future capital fundraising on our part. Until we generate sufficient revenue from operations, we will require additional capital funding. Some investors may find the Common Stock more attractive if the Reverse Stock Split is effected with additional assurance that we are unlikely to be limited in our ability to access needed capital by the number of shares of our Common Sock authorized for issuance. However, other investors may find the Common Stock a less attractive investment with the knowledge that additional dilution of the Common Stock is possible.

Potential Anti-takeover Effects of the Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The relative increase in the number of shares of our Common Stock available for issuance vis-à-vis the outstanding shares of our Common Stock, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. It could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of shares of authorized and unissued shares of Common Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split Proposal is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as our financial results, market conditions, the market perception of our business and other risks, including those set forth in our SEC filings and reports, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock.

As noted above, the principal purpose of the Reverse Stock Split Proposal is to maintain a higher average per share market closing price of the Common Stock. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

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The Reverse Stock Split May Decrease the Liquidity of the Common Stock.

The Board believes that the Reverse Stock Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Stock does not increase in proportion to the Reverse Stock Split Ratio, then our value, as measured by our market capitalization, will be reduced.

The Reverse Stock Split May Lead to Further Dilution of the Common Stock.

Since the Reverse Stock Split Proposal would reduce the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of our warrants or options and issuable upon conversion of our convertible note, while leaving the number of shares authorized and issuable under our Charter unchanged, the Reverse Stock Split would effectively increase the number of shares of the Common Stock that we would be able to issue and could lead to dilution of the Common Stock in future financings.

Impact of a Reverse Stock Split If Implemented

A Reverse Stock Split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split Amendment will be that:

•	the number of issued and outstanding shares of Common Stock (and treasury shares), if any, will be reduced proportionately based on the final Reverse Stock Split Ratio, as determined by the Board;
•	based on the final Reverse Stock Split Ratio, the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately;
•	based on the final Reverse Stock Split Ratio, the per share conversion price of all outstanding notes will be increased proportionately and the number of shares of Common Stock issuable upon the conversion of all outstanding notes will be reduced proportionately; and
•	the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final Reverse Stock Split Ratio.

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The following table sets forth the approximate number of shares of the Common Stock that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of shares of Common Stock at various exchange ratios, based on 4,868,268 shares of Common Stock actually outstanding as of the Record Date. The table does not account for fractional shares that will be paid in cash.

	Estimated Number of Shares of Common Stock Before Reverse Stock Split	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-20 basis	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-35 basis
Authorized Common Stock	250,000,000	250,000,000	250,000,000
Shares of Common Stock issued and outstanding	4,868,268	243,413	139,093
Shares of Common Stock issuable under outstanding options, warrants and RSUs, convertible notes or reserved for issuance under existing plans	15,442,264	772,113	441,207
Shares of Common Stock authorized but unissued (Authorized Common Stock minus issued and outstanding shares, shares issuable upon outstanding options, warrants and RSUs and convertible notes and shares reserved for issuance under existing incentive plans)	229,689,468	248,984,474	249,419,700

We are currently authorized to issue a maximum of 250,000,000 shares of our Common Stock. As of the Record Date, there were 4,868,268 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current financing plans and issuances under our share incentive plans. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected.

Effects of the Reverse Stock Split

Management does not anticipate that our financial condition, the percentage ownership of Common Stock by management, the number of our stockholders or any aspect of our business will materially change as a result of the Reverse Stock Split. Because the Reverse Stock Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders, except to the extent the Reverse Stock Split will result in fractional shares, as discussed in more detail below.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NYSE American (other than to the extent it facilitates compliance with the NYSE American requirements and policies). Following the Reverse Stock Split, the Common Stock will continue to be listed on the NYSE American, although we will receive a new Committee on Uniform Securities Identification Procedures, or CUSIP, number.

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The rights of the holders of the Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after effecting the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of an amendment to our Charter with the Secretary of State of the State of Delaware, which would take place at the Board’s discretion. The exact timing of the filing of the amendment to our Charter, if filed, would be determined by the Board based on its evaluation as to when such action would be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Effect on Par Value; Reduction in Stated Capital

The proposed Reverse Stock Split will not affect the par value of our stock, which will remain at $0.0002 per share of Common Stock and $0.0001 per share of Preferred Stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split Ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

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No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in the Reverse Stock Split Proposal, and we will not independently provide our stockholders with any such rights.

Fractional Shares

We do not intend to issue fractional shares in connection with the Reverse Stock Split. and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the NYSE American for the ten days preceding the Effective Time. After the Reverse Stock Split is effected, a stockholder will have no further interest in our Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders (except to the extent such discussion explicitly addresses non-U.S. holders) that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

•	a bank, insurance company or other financial institution;
•	a tax-exempt or a governmental organization;
•	a real estate investment trust;
•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

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•	a regulated investment company or a mutual fund;
•	a dealer or broker in stocks and securities, or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;
•	a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;
•	a corporation that accumulates earnings to avoid U.S. federal income tax;
•	a person whose functional currency is not the U.S. dollar;
•	a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;
•	a U.S. holder owning or treated as owning 5% or more of the Company’s Common Stock;
•	a person subject to Section 451(b) of the Code; or
•	a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships holding Common Stock and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, whose income is subject to U.S. federal income tax regardless of its source; or
•	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock that is a not a U.S. holder or a partnership for U.S. federal income tax purposes.

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Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. A U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Stock, with any remaining amount being treated as capital gain. U.S. holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss as a result of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to a non-U.S. holder that receives cash in lieu of a fractional share of Common Stock and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business by such non-U.S. holder in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holder complies with certain certification requirements. If such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. holders, and if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and certain other requirements are met, the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain from the exchange of the shares of our Common Stock, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any.

Notwithstanding the foregoing, with respect to a non-U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules), the gain will be treated as a dividend rather than capital gain to the extent of the non-U.S. holder’s ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes, then as a tax-free return of capital to the extent of (and in reduction of) the non-U.S. holder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

We will withhold U.S. federal income taxes equal to 30% of any cash payments made to a non-U.S. holder as a result of the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a non-U.S. holder claiming a reduction in (or exemption from) such tax must provide us with a properly completed IRS Form W-8BEN (or other appropriate IRS Form W-8) claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the non-U.S. holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides us with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

Non-U.S. holders should consult their own tax advisors regarding possible dividend treatment and should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

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Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Stock pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the required

FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Any cash paid to a non-U.S. holder as a result of the Reverse Stock Split that is treated as dividend may be subject to withholding under FATCA unless the requirements set forth above are satisfied (if applicable) and appropriate certifications are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Required Vote

The affirmative vote of the holders of a majority of the votes cast on this Reverse Stock Split Proposal (Proposal 1) at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

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PROPOSAL 2

APPROVAL OF THE Share Issuance PROPOSAL

Purpose and Background of the Share Issuance Proposal

On December 6 , 2024, pursuant to the terms of a Securities Purchase Agreement that we entered into on December 5, 2024 (the “Purchase Agreement”) with certain institutional investors (collectively, the “Investors”), we issued, in a private placement offering (the “Offering”), 9% senior secured convertible notes (the “Notes”) in the aggregate principal amount of $13,388,889, and warrants (the “Warrants”) to purchase up to an aggregate of 13,388,889 shares of Common Stock, to the Investors for an aggregate purchase price of $12,050,000, representing an original issue discount of ten percent (10%). More specifically, we issued (i) to 3i, LP (“3i”) a Note in the principal amount of $12,416,667 and a Warrant to purchase up to 12,416,667 shares of Common Stock and (ii) to Sabby Volatility Warrant Master Fund Ltd. (“Sabby”) a Note in the principal amount of $972,222 and a Warrant to purchase up to 972,222 shares of Common Stock.

We received net proceeds from the Offering of approximately $3.3 million, net of the $8,500,000 of the Offering proceeds that we agreed to use to pay to the Investors pursuant to the Purchase Agreement to repurchase pre-funded warrants held by the Investors (the “Pre-Funded Warrants”), which amount was paid to the Investors at the closing of the Offering (consisting of (a) up to $7,882,780 of Pre-Funded Warrants previously issued to 3i or its affiliates, and (b) up to $617,220 of Pre-Funded Warrants previously issued to Sabby or its affiliates, in each case at the price initially paid for such Pre-Funded Warrants), and approximately $226,000 to redeem, in full, a non-convertible promissory note we had issued to 3i in November 2024 in the principal amount of $225,000 (the “November 2024 Note”). The November 2024 Note accrued interest at the rate of 5.0% per annum. In connection with the Offering, we agreed to reimburse the Investors for all costs and expenses incurred by them or their affiliates in connection with the transactions contemplated by the Purchase Agreement, up to $50,000. ThinkEquity LLC (“ThinkEquity”) acted as placement agent in the Offering. In connection with the closing of the Offering, we paid a placement fee of $285,000 to ThinkEquity, equal to 8% of the net proceeds of the Offering paid to us, net of the amount used to repurchase the Pre-Funded Warrants and the amount of the original issue discount.

The Notes mature on the third anniversary of their date of issuance, unless prior thereto there is an event of default, and bear interest at a rate of 9% per annum payable in cash on the first business day of each fiscal quarter beginning January 2, 2025. The Notes are convertible, at the option of the holder, at any time, into a number of shares of Common Stock (“Conversion Shares”) equal to the principal amount of the Note plus all accrued and unpaid interest at a conversion price equal to $0.50 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and other limitations. The Notes contain customary events of default, including the failure of Jeffrey Wolf to remain as our Chief Executive Officer, unless an individual reasonably acceptable to the Investors has been appointed to replace Mr. Wolf within thirty (30) days of such occurrence, unless the Investors extend such deadline for an additional thirty (30) days at their sole discretion. If an event of default occurs, until it is cured, the Investors may increase the interest rate applicable to the Note to fifteen percent (15%) per annum. If an event of default occurs, the Investors may require us to redeem (regardless of whether such event of default has been cured) all or any portion of the Notes. Subject to limited exceptions set forth in the Notes, the Notes prohibit us and, as applicable, our subsidiaries from incurring any new indebtedness. The Notes also provide that we shall, while the Notes remain outstanding, maintain a net monthly cash burn of not more than $1,800,000, calculated on an average trailing-three-month basis, decreasing by increments of $500,000 every three-months.

The Notes are redeemable by us at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the Notes are outstanding, if we enter into a Subsequent Placement (as such term is defined in the Purchase Agreement), each of the Investors shall have the right, in their sole discretion, to require that we redeem all, or any portion, of the amount due under their Note in an amount not in excess of the Investor’s pro rata amount of 25% of the gross proceeds of such Subsequent Placement.

18

The Warrants expire five years from their date of issuance. The Warrants are exercisable, at the option of the holder, at any time, for up to an aggregate of 13,388,889 shares of Common Stock (“Warrant Shares”) at an exercise price equal to $0.50 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events. The Warrants provide for cashless exercise under certain circumstances.

The number of shares of the Company’s Common Stock that may be issued upon conversion of the Notes and exercise of the Warrants, and inclusive of any shares issuable under and in respect of the Purchase Agreement, is subject to an exchange cap (the “Exchange Cap”) of 865,820 shares, which is 19.99% of the outstanding number of shares of our Common Stock on the Closing Date, unless we obtain approval from our stockholders to issue shares of Common Stock to the holders upon conversion of the Notes and exercise of the Warrants in excess of the Exchange Cap. If the Notes were to be fully converted into Conversion Shares at the Conversion Price initially in effect, assuming no Exchange Cap, we would issue 26,777,778 Conversion Shares plus an additional 7,230,000 shares of Common Stock if interest and the Make-Whole Amount (as such term is defined in the Notes) is also converted into shares of Common Stock. In addition, under the terms of the Notes and the Warrants, the Investors may not convert the Notes or exercise the Warrants to the extent such conversion or exercise would cause such Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 4.99% (or at the election of an Investor pursuant to the terms of its Note or Warrant, as applicable, up to 9.99%) of our then outstanding Common Stock following such exercise.

Our Common Stock is currently listed on the NYSE American and, as such, we are subject to the rules set forth in the Guide. Section 713 of the Guide requires stockholder approval when additional shares will be issued in connection with a transaction involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into Common Stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value or when the issuance or potential issuance of additional shares will result in a change of control of the issuer. The $0.50 Conversion Price and the Exercise Price as initially in effect are less than the book value on the date of issuance of the Notes and the Warrants. As noted above, the number of Conversion Shares that may be issued upon conversion of the Notes and Warrant Shares that may be issued upon exercise of the Warrants shall be limited to the 865,820 Exchange Cap, unless stockholder approval to exceed the Exchange Cap is obtained. Therefore, we are asking stockholders to approve the issuance of more than 20% of our issued and outstanding Common Stock as of December 5, 2024 pursuant to the Purchase Agreement, including upon the conversion of the Notes and upon exercise of the Warrants.

The Notes and the Warrants provide for the Conversion Price and the Exercise Price, respectively, to be adjusted in various circumstances. We may be required to adjust the Conversion Price or the Exercise Price pursuant to the Notes or the Warrants or pursuant to a modification or amendment thereto, subject to the rules of the NYSE American or other applicable law. To the extent the Conversion Price is adjusted, the maximum number of Conversion Shares issuable upon conversion of the Notes may increase. To the extent that the Exercise Price of the Warrants is reduced, the gross proceeds received by us for the Warrant Shares may be less than anticipated. Accordingly, we are asking stockholders to approve (i) the issuance of an indeterminate number of shares upon conversion of the Notes based on the Conversion Price in effect at the time of any such future conversion, and (ii) the issuance of up to an aggregate of 13,388,889 shares of our Common Stock upon the exercise of the Warrants at the initial Exercise Price as well as an unknown lower Exercise Price in effect at the time of any such future exercise.

Stockholder approval of this Share Issuance Proposal could allow us to preserve cash by paying amounts due to the holders of the Notes through share issuances in excess of the Exchange Cap. Loss of these potential funds could adversely impact our ability to fund our operations.

The Board is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement, as we already entered into the Purchase Agreement on December 5, 2024, and the Notes and the Warrants have already been issued. We are only asking for approval to issue to the Investors, pursuant to the Purchase Agreement, more than 20% of our issued and outstanding Common Stock as of December 5, 2024 (the date we entered into the Purchase Agreement), including upon the conversion of the Notes and upon exercise of the Warrants.

19

Potential Consequences if the Share Issuance Proposal is Not Approved

The failure of our stockholders to approve the Share Issuance Proposal will mean that: (i) we cannot permit the full conversion of the Notes or the full exercise of the Warrants, and (ii) we may incur substantial additional costs and expenses. If we are not able to fully convert the Notes into Common Stock, we will need to repay the Notes in cash, which we and our Board believe would be better used for our general working capital purposes.

In addition, pursuant to the Purchase Agreement we agreed to hold a meeting for the purpose of obtaining stockholder approval for the issuance of the Conversion Shares and the Warrant Shares in excess of the Exchange Cap by March 31, 2025. We further agreed that, if such stockholder approval is not obtained by such date, we will hold a second meeting for the purpose of obtaining such stockholder approval by July 1, 2025; and if such stockholder approval is not obtained by such date, we will hold a meeting every three months thereafter until such stockholder approval is obtained. The failure of our stockholders to approve the Share Issuance Proposal will mean that we may incur additional costs and expenses related to holding these additional stockholder meetings.

Potential Adverse Effects of the Approval of the Share Issuance Proposal

If the Share Issuance Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the shares of Common Stock upon conversion of the Notes and upon exercise of the Warrants. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our Common Stock.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on this Share Issuance Proposal (Proposal 2) at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

20

PROPOSAL 3

APPROVAL OF THE ADJOURNMENT PROPOSAL

Purpose and Background of the Adjournment Proposal

The Board believes that if at the Special Meeting the number of votes represented by shares of our Common Stock present or represented and voting in favor is insufficient to approve the Reverse Stock Split Proposal or the Share Issuance Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal or the Share Issuance Proposal.

In this Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal or the Share Issuance Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of votes cast will vote against the Reverse Stock Split Proposal or the Share Issuance Proposal, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Proposal or the Share Issuance Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal or the Share Issuance Proposal.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on this Adjournment Proposal (Proposal 3) at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

21

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of the Record Date:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of our Common Stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.

The following table sets forth information, as of the Record Date, or as otherwise set forth below, with respect to the beneficial ownership of our Common Stock (i) all persons known to us to be the beneficial owners of more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors and our executive officer named in the Summary Compensation Table, and (iii) all of our directors and our current executive officer as a group. As of the Record Date, we had 4,868,268 shares of Common Stock outstanding.

Unless otherwise indicated the mailing address of each of the stockholders below is c/o Scorpius Holdings, Inc., 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, the Company believes the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

Name of Beneficial Owner	Common Stock	Shares subject to Options, Warrants		Total Number of Shares Beneficially Owned	Percentage Ownership
Named Executive Officers & Directors
Jeffrey Wolf (Chairman of the Board of Directors, Chief Executive Officer and President) (2)	17,970	29,592	(1)	47,562	*
William L. Ostrander (Chief Financial Officer and Secretary)	32	2,622	(1)	2,654	*
John K. A. Prendergast, Ph.D. (Director)	1,191	1,695	(1)	2,886	*
John Monahan, Ph.D. (Director)	0	1,224	(1)	1,224	*
Edward B. Smith, III (Director)	0	1,224	(1)	1,224	*

5% Stockholders
Ramnarain Joseph Jaigobind (3)	309,034	—		309,034	6.35%
3i, LP (4)	257,709	254,006		511,715	9.99%

All Current Executive Officers and Directors, as a group (5 persons)	19,193	36,357		55,550	1.13%

_______________________

* less than 1%

22

(1)	Represents shares subject to options that are currently vested and options that will vest and become exercisable within 60 days of the Record Date.
(2)	Includes warrants to purchase up to 12,500 shares of Common Stock acquired in our May 2024 public offering. Includes 55 shares of Common Stock held by Orion Holdings V, LLC and 51 shares of Common Stock held by Seed-One Holdings VI, LLC, entities for which Mr. Wolf serves as the managing member. Mr. Wolf is deemed to beneficially own the shares held by such entities as in his role as the managing member he has the control over the voting and disposition of any shares held by these entities. Does not include 132 shares of Common Stock beneficially owned by Mr. Wolf’s children’s trust of which Mr. Wolf is not the trustee. Mr. Wolf disclaims beneficial ownership of these shares except to the extent of any pecuniary interest (as defined in Rule 16a – 1(a)(2) promulgated under the Exchange Act) that he may have in such entities. In addition, if our company is traded on a recognized national exchange while Mr. Wolf is employed by us and the market capitalization of our company is equal to or in excess of $500 million for at least fifteen consecutive trading days, then Mr. Wolf will be entitled to receive an additional stock option equal to 2% of the then outstanding shares of our Common Stock, at an exercise price equal to the then current market price as determined in good faith by the board. Does not include 103,908 shares of Common Stock to be issued upon conversion of the Restated Note issued to Elusys Holdings, the conversion of which is subject to NYSE American approval, if required, and if approved, would result in Mr. Wolf beneficially owning 5.0% of our Common Stock after this Offering.
(3)	Based on a Schedule 13G filed by Ramarain Joseph Jaigobind (“Mr. Jaigobind”). Mr. Jaigobind is a principal of ThinkEquity. Mr. Jaigobind’s address is c/o ThinkEquity LLC, 17 State Street, 41st Floor, New York, NY 10004.
(4)	Based on a Schedule 13G filed by 3i, LP, a Delaware limited partnership (“3i”); 3i Management LLC, a Delaware limited liability company (“3i Management”); and Maier Joshua Tarlow (“Mr. Tarlow”) (collectively, the “3i Parties”), and on information available to us, the 3i Parties hold (i) 257,709 shares of Common Stock, (ii) pre-funded warrants exercisable for up to 1,500,000 shares of Common Stock, subject to a 9.99% beneficial ownership limitation provision, (iii) Common Stock purchase warrants exercisable for up to 12,566,667 shares of Common Stock, subject to a 4.99% beneficial ownership limitation provision and (iv) Secured Convertible Notes convertible into a maximum of 31,538,334 shares of Common Stock (including shares issuable in respect of interest and the Make-Whole Amount, as such term is defined in the Secured Convertible Notes), subject to a 4.99% beneficial ownership limitation provision.

3i Management is the general partner of 3i, and Mr. Tarlow is the manager of 3i Management. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i and 3i Management. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i and indirectly by 3i Management. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management or 3i is a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The securities beneficially owned by 3i in the table above are calculated as of December 13, 2024.

23

The following table sets forth information, as of the Record Date, or as otherwise set forth below, with respect to the beneficial ownership of the Common Stock of each of our subsidiaries set forth below of (i) each of our directors and our executive officer named in the Summary Compensation Table, and (ii) all of our directors and our executive officer as a group.

	Common Stock Beneficially Owned (%)
Name of Beneficial Owner	Pelican Therapeutics, Inc.(1)	Skunkworx Bio, Inc.(2)	Abacus Biotech, Inc.(2)	Scorpius Biomanufacturing, Inc. (2)	Blackhawk Bio, Inc.(2)
Jeffrey Wolf	3.1	5.0	5.0	5.0	5.0
William Ostrander	—	—	—	1.0	—
John K. A. Prendergast, Ph.D.	—	—	—	—	—
John Monahan, Ph.D.	—	—	—	—	—
Edward B. Smith, III	*	—	—	—	—

Total	3.4	5.0	5.0	6.0	5.0

* less than 1%

(1)	The shares of common stock of Pelican were issued to each individual prior to Pelican becoming a subsidiary of our company.
(2)	Consists of options issued in each applicable subsidiary pursuant to our 2021 Subsidiaries Stock Incentive Plan. Percent is the beneficial ownership percent for each individual in the applicable subsidiary.
24

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Scorpius stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Scorpius Holdings, Inc., Attention: Corporate Secretary, 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560 or by calling us at (919) 240-7133. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

25

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, your proposal must be submitted in writing by February 17, 2025, to the attention of the Corporate Secretary of Scorpius Holdings, Inc. at 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560 and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act.

If you wish to submit a proposal (including a director nomination) at the meeting, but do not intend to have included in the proxy materials prepared by the Company in connection with the 2025 Annual Meeting, you must do so in accordance with our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The Company’s Bylaws provide that the nomination of persons for election to the Board and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company’s notice of such meeting, by or at the direction of the Board or by any stockholder of record of the Company who is entitled to vote at the meeting on such nomination or other proposal, and who complies with the requirements and notice procedures set forth in our Bylaws. Any holder of Common Stock proposing to nominate an individual for election to the Board or proposing business to be considered by the Company’s stockholders at an annual meeting must give written notice and certain information to the Corporate Secretary of the Company generally not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting (however, if we hold the 2025 Annual Meeting on a date that is not within 30 days before or 70 days after such anniversary date, we must receive the notice no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to such annual meeting or 10 days after the day on which public announcement of the date of such meeting is first made by us we announce it publicly). As a result, stockholders who intend to present proposals at the 2025 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on March 17, 2025, and no later than the close of business on April 16, 2025, unless the 2025 Annual Meeting is held before June 15, 2025 or later than September 23, 2025. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 16, 2025. If the date of our 2025 Annual Meeting is changed by more than 30 days before or after July 15, 2025, then notice required by Rule 14a-19 must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

All proposals should be addressed to the Corporate Secretary, Scorpius Holdings, Inc., 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560.

By order of the Board of Directors,

/s/ Jeffrey Wolf
Jeffrey Wolf
Chairman, Chief Executive Officer and President

Morrisville, North Carolina

December 19, 2024

26

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT
OF THE
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SCORPIUS HOLDINGS, INC.

Scorpius Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

1.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”) and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Restated Certificate of the Corporation as follows:
2.	Article IV is hereby amended to add the following paragraph immediately after the first paragraph of Article IV:

“Upon this Certificate of Amendment to the Restated Certificate becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”) the shares of the Corporation’s Common Stock, par value $0.0002 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that every [•]1 shares of issued and outstanding Common Stock immediately prior to the Effective Time are automatically combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0002 per share (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the NYSE American for the ten (10) days preceding the Effective Time.

Each stock certificate or book-entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book-entry position shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time).”

3.	This Certificate of Amendment shall be effective as of ____ at ____ Eastern Time.

1 The Board of Directors will have the discretion to effect the Reverse Stock Split at a ratio of any whole number between not less than 1-for-5 and not greater than 1-for-35.

[Signature page follows.]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate to be signed by the undersigned duly authorized officer, this [ ] day of [ ], [ ].

SCORPIUS HOLDINGS, INC.

By:
Jeffrey Wolf
Chairman, Chief Executive Officer and President

A-2

SCORPIUS HOLDINGS, INC.
627 DAVIS DRIVE, SUITE 300
MORRISVILLE, NC 27560

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 15, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 15, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60548-Z89151 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SCORPIUS HOLDINGS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V60549-Z89151

SCORPIUS HOLDINGS, INC.
Special Meeting of Stockholders
January 16, 2025 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey Wolf and William Ostrander, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SCORPIUS HOLDINGS, INC. the ("Company") that the undersigned is/are entitled to vote at the Special Meeting of Stockholders the ("Special Meeting") to be held at 10:00 A.M., Eastern Time, on January 16, 2025, at the offices of the Company, located at 627 Davis Drive, Suite 300, Morrisville, North Carolina 27560, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side